Assured Guaranty Ltd.
September 30, 2014
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (5) the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Operating income reconciliation:
Operating income	$177	$117	$410	$475
Plus after-tax adjustments:
Realized gains (losses) on investments	(10)	(3)	(13)	18
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	161	233	37	(173)
Fair value gains (losses) on committed capital securities	3	5	(7)	(3)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(13)	10	(8)	(4)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	37	22	137	146
Net income (loss)	$355	$384	$556	$459

Earnings per diluted share:
Operating income	$1.05	$0.64	$2.31	2.51
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.06)	(0.01)	(0.07)	0.10
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.94	1.26	0.21	(0.92)
Fair value gains (losses) on committed capital securities	0.01	0.03	(0.04)	(0.01)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.07)	0.06	(0.05)	(0.02)
Effect of consolidating FG VIEs	0.22	0.11	0.77	0.77
Net income (loss)	$2.09	$2.09	$3.13	$2.43

Weighted average shares outstanding
Basic shares outstanding	168.8	182.9	176.4	188.2
Diluted shares outstanding (1)	169.7	183.9	177.4	189.1
Shares outstanding at the end of period	164.6	182.2

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$36	$40	$89	$199
Realized gains (losses) and other settlements from CDS terminations	0	0	1	15
Operating income effect	24	26	60	131
Operating income per diluted share effect	0.14	0.14	0.34	0.68

Effective tax rate on operating income	27.3%	28.1%	26.7%	27.2%
Effective tax rate on net income	27.3%	28.2%	28.3%	29.7%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	28.6%	34.3%	14.8%	13.3%
Operating ROE	11.7%	7.8%	9.0%	10.7%

New business:
Gross par written	$4,177	$2,615	$8,704	$6,485
Present value of new business production (PVP) (3)	$56	$40	$114	$74
			As of
			September 30,	December 31,
Other information:			2014	2013
Net debt service outstanding			$631,453	$690,535
Net par outstanding			418,015	459,107
Claims-paying resources (4)			12,070	12,147

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2014	2013
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,485	$9,711
Short-term investments, at fair value	837	904
Other invested assets	127	170
Total investment portfolio	11,449	10,785

Cash	82	184
Premiums receivable, net of commissions payable	801	876
Ceded unearned premium reserve	420	452
Deferred acquisition costs	120	124
Reinsurance recoverable on unpaid losses	56	36
Salvage and subrogation recoverable	294	174
Credit derivative assets	86	94
Deferred tax asset, net	474	688
FG VIE assets, at fair value	1,296	2,565
Other assets	291	309
Total assets	$15,369	$16,287

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,263	$4,595
Loss and loss adjustment expense reserve	760	592
Reinsurance balances payable, net	148	148
Long-term debt	1,303	816
Credit derivative liabilities	1,654	1,787
Current income tax payable	40	44
FG VIE liabilities with recourse, at fair value	1,326	1,790
FG VIE liabilities without recourse, at fair value	133	1,081
Other liabilities	388	319
Total liabilities	10,015	11,172

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,035	2,466
Retained earnings	2,979	2,482
Accumulated other comprehensive income	333	160
Deferred equity compensation	5	5
Total shareholders' equity	5,354	5,115
Total liabilities and shareholders' equity	$15,369	$16,287

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Net earned premiums	$144	$159	$412	$570
Net investment income	102	99	301	286
Net realized investment gains (losses)	(19)	(7)	(25)	23
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(14)	24	20	(44)
Net unrealized gains (losses)	269	330	127	(120)
Net change in fair value of credit derivatives	255	354	147	(164)
Fair value gains (losses) on committed capital securities	4	9	(11)	(4)
Fair value gains (losses) on FG VIEs	50	40	232	253
Other income	(11)	16	17	(5)
Total revenues	525	670	1,073	959

Expenses:
Loss and loss adjustment expenses	(44)	55	54	69
Amortization of deferred acquisition costs	4	4	12	8
Interest expense	27	21	67	63
Other operating expenses	50	54	165	166
Total expenses	37	134	298	306

Income (loss) before income taxes	488	536	775	653
Provision (benefit) for income taxes	133	152	219	194
Net income (loss)	$355	$384	$556	$459

Earnings per share:
Basic	$2.10	$2.10	$3.15	$2.44
Diluted	$2.09	$2.09	$3.13	$2.43

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	September 30, 2014				September 30, 2013
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$144	$(5)	(1)	$149	$159	$(14)	(1)	$173
Net investment income	102	0	(1)	102	99	2	(1)	97
Net realized investment gains (losses)	(19)	(20)	(2)	1	(7)	(5)	(2)	(2)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(14)	(14)		—	24	24		—
Net unrealized gains (losses)	269	269		—	330	330		—
Credit derivative revenues	—	(17)		17	—	(25)		25
Net change in fair value of credit derivatives	255	238	(3)	17	354	329	(3)	25
Fair value gains (losses) on committed capital securities	4	4	(4)	—	9	9	(4)	—
Fair value gains (losses) on FG VIEs	50	50	(1)	—	40	40	(1)	—
Other income (loss)	(11)	(16)	(1)(5)	5	16	12	(5)	4
Total revenues	525	251		274	670	373		297

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	(44)	(15)	(1)	(29)	55	(10)	(1)	65
Credit derivatives	—	22	(3)	(22)	—	9	(3)	(9)
Amortization of deferred acquisition costs	4	—		4	4	—		4
Interest expense	27	—		27	21	—		21
Other operating expenses	50	—		50	54	—		54
Total expenses	37	7		30	134	(1)		135

Income (loss) before income taxes	488	244		244	536	374		162
Provision (benefit) for income taxes	133	66	(6)	67	152	107	(6)	45
Net income (loss)	$355	$178		$177	$384	$267		$117

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Nine Months Ended				Nine Months Ended
	September 30, 2014				September 30, 2013
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$412	$(27)	(1)	$439	$570	$(47)	(1)	$617
Net investment income	301	3	(1)	298	286	1	(1)	285
Net realized investment gains (losses)	(25)	(28)	(2)	3	23	27	(2)	(4)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	20	20		—	(44)	(44)		—
Net unrealized gains (losses)	127	127		—	(120)	(120)		—
Credit derivative revenues	—	(58)		58	—	(93)		93
Net change in fair value of credit derivatives	147	89	(3)	58	(164)	(257)	(3)	93
Fair value gains (losses) on committed capital securities	(11)	(11)	(4)	—	(4)	(4)	(4)	—
Fair value gains (losses) on FG VIEs	232	232	(1)	—	253	253	(1)	—
Other income (loss)	17	(16)	(1)(5)	33	(5)	(10)	(5)	5
Total revenues	1,073	242		831	959	(37)		996

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	54	(21)	(1)	75	69	(25)	(1)	94
Credit derivatives	—	48	(3)	(48)	—	(13)	(3)	13
Amortization of deferred acquisition costs	12	—		12	8	—		8
Interest expense	67	—		67	63	—		63
Other operating expenses	165	—		165	166	—		166
Total expenses	298	27		271	306	(38)		344

Income (loss) before income taxes	775	215		560	653	1		652
Provision (benefit) for income taxes	219	69	(6)	150	194	17	(6)	177
Net income (loss)	$556	$146		$410	$459	$(16)		$475

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	September 30, 2014		December 31, 2013
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,354	$32.53	$5,115	$28.07
Less after-tax adjustments:
Effect of consolidating FG VIEs	(53)	(0.32)	(172)	(0.95)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(978)	(5.95)	(1,052)	(5.77)
Fair value gains (losses) on committed capital securities	23	0.14	30	0.16
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	330	2.01	145	0.80
Operating shareholders' equity	6,032	36.65	6,164	33.83
After-tax adjustments:
Less: Deferred acquisition costs	156	0.95	161	0.88
Plus: Net present value of estimated net future credit derivative revenue	121	0.74	146	0.80
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,658	16.15	2,884	15.83
Adjusted book value	$8,655	$52.59	$9,033	$49.58

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2014
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$1,610	$508	$542	$1,045	$(812)	$2,893
Contingency reserve(1)	2,073	1,394	352	—	(352)	3,467
Qualified statutory capital	3,683	1,902	894	1,045	(1,164)	6,360
Unearned premium reserve(1)	1,811	668	613	909	(613)	3,388
Loss and LAE reserves (1) (2)	294	96	—	324	—	714
Total policyholders' surplus and reserves	5,788	2,666	1,507	2,278	(1,777)	10,462
Present value of installment premium(1)	345	236	4	177	(4)	758
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,783	3,552	1,961	2,455	(2,681)	12,070
Adjustment for MAC (5)	956	555	—	—	(1,511)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,827	$2,997	$1,961	$2,455	$(1,170)	$12,070

Statutory net par outstanding (8)	$156,927	$48,514	$86,744	$105,242	$(1,762)	$395,665
Equity method adjustment (7)	52,654	34,090	—	—	(86,744)	—
Adjusted statutory net par outstanding (1)	$209,581	$82,604	$86,744	$105,242	$(88,506)	$395,665

Net debt service outstanding (6)	$242,665	$71,377	$129,905	$166,809	$(3,588)	$607,168
Equity method adjustment (7)	78,852	51,053	—	—	(129,905)	—
Adjusted net debt service outstanding (1)	$321,517	$122,430	$129,905	$166,809	$(133,493)	$607,168
Ratios:
Adjusted net par outstanding to qualified statutory capital	57:1	43:1	97:1	101:1		62:1
Capital ratio (8)	87:1	64:1	145:1	160:1		95:1
Financial resources ratio (9)	47:1	34:1	66:1	68:1		50:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.5 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014. The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership, and 100% ownership of their U.K. subsidiaries.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
New business production analysis:
PVP:
Public finance - U.S.	$51	$24	$90	$55
Public finance - non-U.S.	—	13	7	13
Structured finance - U.S.	1	3	8	6
Structured finance - non-U.S.	4	—	9	—
Total PVP	$56	$40	$114	$74

Reconciliation of PVP to gross written premiums (GWP):

PVP of financial guaranty insurance	$56	$40	$114	$74
Less: financial guaranty installment premium PVP	4	18	25	19
Total: financial guaranty upfront gross written premiums	52	22	89	55
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	(5)	4	5	10
Total GWP	$47	$26	$94	$65

Financial guaranty gross par written:
Public finance - U.S.	$4,018	$2,072	$8,208	$5,928
Public finance - non-U.S.	—	270	128	270
Structured finance - U.S.	9	273	18	287
Structured finance - non-U.S.	150	—	350	—
Total	$4,177	$2,615	$8,704	$6,485

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,487	A-	$3,831	A-
Tax backed	1,147	A	2,039	A
Municipal utilities	1,268	BBB+	1,620	BBB+
Transportation	50	BBB+	466	BBB
Higher education	56	A	103	A
Healthcare	—	—	70	BBB
Housing	—	—	66	BBB-
Infrastructure finance	—	—	3	A
Other public finance	10	A	10	A
Total U.S. public finance	4,018	A-	8,208	A-
Non-U.S. public finance:
Infrastructure finance	—	—	128	BBB-
Total non-U.S. public finance	—	—	128	BBB-
Total public finance	$4,018	A-	$8,336	A-

U.S. structured finance:
Other structure finance	$9	A-	$18	A-
Total U.S. structured finance	9	A-	18	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	150	BBB	350	BBB+
Total structured finance	$159	BBB	$368	BBB+

Total gross par written	$4,177	A-	$8,704	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14	3Q-14	2013	2014
PVP:
Public finance - U.S.	$16	$15	$24	$61	$23	$16	$51	$55	$90
Public finance - non-U.S.	—	—	13	5	7	—	—	13	7
Structured finance - U.S.	2	1	3	1	1	6	1	6	8
Structured finance - non-U.S.	—	—	—	—	—	5	4	—	9
Total PVP	$18	$16	$40	$67	$31	$27	$56	$74	$114

Reconciliation of PVP to GWP:

Total PVP of financial guarantee insurance	$18	$16	$40	$67	$31	$27	$56	$74	$114
Less: financial guaranty installment premium PVP	1	—	18	7	10	11	4	19	25
Total: financial guaranty upfront GWP	17	16	22	60	21	16	52	55	89
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	—	6	4	(2)	9	1	(5)	10	5
Total GWP	$17	$22	$26	$58	$30	$17	$47	$65	$94

Financial guaranty gross par written:
Public finance - U.S.	$1,580	$2,276	$2,072	$2,743	$1,737	$2,453	$4,018	$5,928	$8,208
Public finance - non-U.S.	—	—	270	122	128	—	—	270	128
Structured finance - U.S.	14	—	273	—	4	5	9	287	18
Structured finance - non-U.S.	—	—	—	—	—	200	150	—	350
Total	$1,594	$2,276	$2,615	$2,865	$1,869	$2,658	$4,177	$6,485	$8,704

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2014
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$4,200	3.88%	3.69%	$4,469	$163
Insured obligations of state and political subdivisions (2)(4)	1,056	4.93%	4.56%	1,146	52
U.S. Treasury securities and obligations of U.S. government agencies	347	1.69%	1.18%	356	6
Agency obligations	186	4.21%	3.43%	204	8
Corporate securities	1,351	3.79%	2.95%	1,380	51
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,475	5.35%	3.93%	1,484	79
Commercial MBS (CMBS)	689	3.68%	3.09%	703	26
Asset-backed securities	483	3.61%	2.48%	501	17
Foreign government securities	301	2.45%	1.61%	310	7
Total fixed maturity securities	10,088	4.05%	3.45%	10,553	409
Short-term investments	832	2.00%	0.02%	832	0
Cash (5)	82	—%	—%	82	—
Total	$11,002	3.74%	3.19%	$11,467	$409

Less: FG VIEs	63	11.49%	7.47%	62	8

Total	$10,939	3.69%	3.16%	$11,405	$401

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$356	3.4%
Agency obligations	204	1.9%
AAA/Aaa	1,568	14.9%
AA/Aa	5,557	52.7%
A/A	1,903	18.0%
BBB	54	0.5%
Below investment grade (BIG) (7)	911	8.6%
Total fixed maturity securities, available-for-sale	10,553	100.0%

Less: FG VIEs	68

Total fixed maturity securities, available-for-sale	$10,485

Duration of fixed maturity securities and short-term investments (in years):		5.0

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $285 million insured by AGC and AGM.

3)	Includes fair value of $291 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,815 million in par with carrying value of $910 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization (5)	Estimated Ending Net Debt Service Outstanding (5)	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2014 (as of September 30)		$631,453
2014 Q4	$15,990	615,463	$104	$5	$109	$14	$123
2015	57,746	557,717	377	21	398	43	441
2016	44,468	513,249	348	19	367	32	399
2017	43,940	469,309	310	18	328	21	349
2018	32,120	437,189	281	16	297	12	309

2014-2018	194,264	437,189	1,420	79	1,499	122	1,621
2019-2023	143,546	293,643	1,089	63	1,152	45	1,197
2024-2028	115,717	177,926	693	40	733	28	761
2029-2033	82,767	95,159	425	23	448	24	472
After 2033	95,159	—	389	18	407	24	431
Total	$631,453		$4,016	$223	$4,239	$243	$4,482

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2014. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $133 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

5)	Amount is shown net of loss mitigation bonds.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)
Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2014 (as of September 30)						$55,303
2014 Q4	$3,566	$465	$72	$285	$4,388	50,915
2015	10,049	1,660	332	1,392	13,433	37,482
2016	5,452	1,389	140	1,231	8,212	29,270
2017	7,843	1,177	56	1,667	10,743	18,527
2018	632	1,078	(22)	941	2,629	15,898

2014-2018	27,542	5,769	578	5,516	39,405	15,898
2019-2023	840	3,054	137	3,021	7,052	8,846
2024-2028	473	932	384	1,295	3,084	5,762
2029-2033	392	236	873	775	2,276	3,486
After 2033	1,606	471	338	1,071	3,486	—
Total structured finance	$30,853	$10,462	$2,310	$11,678	$55,303

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2014 (as of September 30)		$362,712
2014 Q4	$6,975	355,737
2015	26,947	328,790
2016	20,137	308,653
2017	18,183	290,470
2018	15,394	275,076

2014-2018	87,636	275,076
2019-2023	77,337	197,739
2024-2028	72,019	125,720
2029-2033	55,779	69,941
After 2033	69,941	—
Total public finance	$362,712

Net par outstanding (end of period)

	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14	3Q-14
Public finance - U.S.	$378,418	$371,020	$361,203	$352,181	$346,428	$338,956	$329,225
Public finance - non-U.S.	35,067	33,700	34,912	33,998	34,826	35,408	33,487
Structured finance - U.S.	70,129	65,159	62,584	58,907	55,393	51,442	44,874
Structured finance - non-U.S.	17,092	15,915	14,671	14,021	12,978	11,770	10,429
Net par outstanding (excluding loss mitigation bonds)	500,706	485,794	473,370	459,107	449,625	437,576	418,015
Loss mitigation bonds	1,111	1,195	1,297	1,195	1,236	1,216	1,289
Net par outstanding (including loss mitigation bonds)	$501,817	$486,989	$474,667	$460,302	$450,861	$438,792	$419,304

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of September 30, 2014
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2014 Q4	$14	$11
2015	51	41
2016	47	38
2017	38	30
2018	33	27

2014-2018	183	147
2019-2023	121	98
2024-2028	68	57
2029-2033	46	37
After 2033	36	27
Total expected PV of net expected loss to be expensed	454	366
Discount	416	374
Total future value	$870	$740

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.68% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2014				December 31, 2013
	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating
U.S. public finance:
General obligation	$144,251	$—	$144,251	A	$155,277	$—	$155,277	A+
Tax backed	62,944	29	62,915	A	66,856	32	66,824	A+
Municipal utilities	53,667	—	53,667	A	56,324	—	56,324	A
Transportation	28,082	—	28,082	A	30,830	—	30,830	A
Healthcare	15,185	—	15,185	A	16,132	—	16,132	A
Higher education	13,278	—	13,278	A	14,071	—	14,071	A
Infrastructure finance	4,089	—	4,089	BBB	4,114	—	4,114	BBB
Housing	2,973	—	2,973	A+	3,386	—	3,386	A+
Investor-owned utilities	954	—	954	A-	991	—	991	A-
Other public finance	3,831	—	3,831	A	4,232	—	4,232	A
Total U.S. public finance	329,254	29	329,225	A	352,213	32	352,181	A
Non-U.S. public finance:
Infrastructure finance	14,183	—	14,183	BBB	14,703	—	14,703	BBB
Regulated utilities	11,503	—	11,503	BBB+	11,205	—	11,205	BBB+
Pooled infrastructure	2,452	—	2,452	A	2,520	—	2,520	A
Other public finance	5,349	—	5,349	A	5,570	—	5,570	A
Total non-U.S. public finance	33,487	—	33,487	BBB+	33,998	—	33,998	BBB+
Total public finance	$362,741	$29	$362,712	A	$386,211	$32	$386,179	A

U.S. structured finance:
Pooled corporate obligations	$23,120	$—	$23,120	AAA	$31,325	$—	$31,325	AAA
RMBS	11,397	935	10,462	BBB	14,559	838	13,721	BBB-
Insurance securitizations	3,358	325	3,033	A-	3,360	325	3,035	A-
Financial products	2,310	—	2,310	AA-	2,709	—	2,709	AA-
CMBS and other commercial real estate related exposures	2,219	—	2,219	AAA	3,952	—	3,952	AAA
Consumer receivables	2,114	—	2,114	BBB+	2,198	—	2,198	BBB+
Commercial receivables	607	—	607	A-	911	—	911	A-
Structured credit	69	—	69	BB	69	—	69	BB
Other structured finance	940	—	940	AA	987	—	987	A-
Total U.S. structured finance	46,134	1,260	44,874	AA-	60,070	1,163	58,907	AA-

Non-U.S. structured finance:
Pooled corporate obligations	7,733	—	7,733	AA+	11,058	—	11,058	AAA
Commercial receivables	1,099	—	1,099	BBB+	1,263	—	1,263	BBB+
RMBS	847	—	847	A	1,146	—	1,146	AA-
Structured credit	23	—	23	BBB	176	—	176	BBB
Other structured finance	727	—	727	AA	378	—	378	AAA
Total non-U.S. structured finance	10,429	—	10,429	AA	14,021	—	14,021	AA+
Total structured finance	$56,563	$1,260	$55,303	AA-	$74,091	$1,163	$72,928	AA

Total	$419,304	$1,289	$418,015	A	$460,302	$1,195	$459,107	A

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2014
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,173	1.3%	$1,011	3.0%	$23,193	51.7%	$6,442	61.8%	$34,819	8.3%
AA	96,107	29.2%	388	1.2%	8,115	18.1%	539	5.2%	105,149	25.2%
A	178,484	54.2%	9,451	28.2%	1,849	4.1%	558	5.4%	190,342	45.5%
BBB	41,919	12.7%	21,159	63.2%	3,044	6.8%	1,937	18.5%	68,059	16.3%
BIG	8,542	2.6%	1,478	4.4%	8,673	19.3%	953	9.1%	19,646	4.7%
Net Par Outstanding (excluding loss mitigation bonds)	$329,225	100.0%	$33,487	100.0%	$44,874	100.0%	$10,429	100.0%	$418,015	100.0%

Loss Mitigation Bonds	29		—		1,260		—		1,289
Net Par Outstanding (including loss mitigation bonds)	$329,254		$33,487		$46,134		$10,429		$419,304

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2014
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	% of Total
U.S.:
U.S. public finance:
California	$50,458	$29	$50,429	12.1%
Pennsylvania	26,832	—	26,832	6.4
New York	26,679	—	26,679	6.4
Texas	25,238	—	25,238	6.0
Illinois	23,529	—	23,529	5.6
Florida	20,165	—	20,165	4.8
New Jersey	13,545	—	13,545	3.2
Michigan	13,277	—	13,277	3.2
Georgia	8,484	—	8,484	2.0
Ohio	8,386	—	8,386	2.0
Other states and U.S. territories	112,661	—	112,661	27.0
Total public finance	329,254	29	329,225	78.7
U.S. structured finance:	46,134	1,260	44,874	10.7
Total U.S.	375,388	1,289	374,099	89.4

Non-U.S.:
United Kingdom	20,735	—	20,735	5.0
Australia	5,501	—	5,501	1.3
Canada	3,573	—	3,573	0.9
France	3,049	—	3,049	0.7
Italy	1,591	—	1,591	0.4
Other	9,467	—	9,467	2.3
Total non-U.S.	43,916	—	43,916	10.6

Total net par outstanding	$419,304	$1,289	$418,015	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2014
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$929	$95	$250	$1,274
Infrastructure finance	327	15	11	140	493
Total sovereign and sub-sovereign exposure	327	944	106	390	1,767
Non-sovereign exposure:
Regulated utilities	—	229	—	—	229
RMBS	197	280	—	—	477
Total non-sovereign exposure	197	509	—	—	706
Total	$524	$1,453	$106	$390	$2,473

Total BIG	$524	$—	$106	$390	$1,020

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2014
(dollars in millions)

Gross Par and Gross Debt Service Outstanding of Puerto Rico

	Gross Par Outstanding	Gross Debt Service Outstanding
Subject to the terms of the Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act")	$3,058	$5,328
Not subject to the terms of the Recovery Act	2,977	4,749
Total	$6,035	$10,077

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total Net Par Outstanding	Gross Par Outstanding	Internal Rating
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$303	$392	$229	$(80)	$844	$912	BB-
Puerto Rico Electric Power Authority	464	53	255	—	772	1,006	B-
Puerto Rico Aqueduct and Sewer Authority	—	288	96	—	384	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	197	24	52	—	273	582	BB
Puerto Rico Convention Center District Authority	—	87	87	—	174	174	BB-
Total	964	844	719	(80)	2,447	3,058

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	749	417	506	—	1,672	1,844	BB
Puerto Rico Municipal Finance Agency	223	44	133	—	400	656	BB-
Puerto Rico Sales Tax Financing Corporation	261	—	7	—	268	268	BBB
Puerto Rico Public Buildings Authority	18	41	42	—	101	157	BB
Government Development Bank for Puerto Rico	—	33	—	—	33	33	BB
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	18	BB-
University of Puerto Rico	—	1	—	—	1	1	BB-
Total	1,251	546	696	—	2,493	2,977
Total net exposure to Puerto Rico	$2,215	$1,390	$1,415	$(80)	$4,940	$6,035

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2014
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization
	2014 (4Q)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 -2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
	(in millions)
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$—	$22	$29	$32	$39	$26	$21	$16	$17	$17	$86	$94	$288	$157	$—	$844
Puerto Rico Electric Power Authority	—	73	19	4	4	24	40	20	19	78	347	136	8	—	—	772
Puerto Rico Aqueduct and Sewer Authority	—	14	15	—	—	—	—	—	—	—	109	—	—	—	246	384
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	6	10	5	5	11	12	15	6	7	20	95	81	—	—	273
Puerto Rico Convention Center District Authority	—	11	11	—	—	—	—	—	—	—	19	50	83	—	—	174
Total	—	126	84	41	48	61	73	51	42	102	581	375	460	157	246	2,447

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	—	109	127	95	64	82	137	16	37	14	282	310	399	—	—	1,672
Puerto Rico Municipal Finance Authority	—	51	48	41	43	39	35	30	30	16	60	7	—	—	—	400
Puerto Rico Sales Tax Financing Corporation	—	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	(8)	20	10	255	—	268
Puerto Rico Public Buildings Authority	—	12	8	30	—	5	10	12	—	8	9	2	5	—	—	101
Government Development Bank for Puerto Rico	—	33	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	—	2	—	—	—	—	2	—	—	1	13	—	18
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	—	204	182	165	108	125	181	56	65	41	343	340	415	268	—	2,493
Total net par for Puerto Rico	$—	$330	$266	$206	$156	$186	$254	$107	$107	$143	$924	$715	$875	$425	$246	$4,940

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2014
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization
	2014 (4Q)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024 -2028	2029 -2033	2034 -2038	2039 -2043	2044 -2047	Total
	(in millions)
Exposures subject to the terms of the Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$—	$66	$72	$73	$79	$64	$57	$51	$51	$51	$242	$219	$360	$171	$—	$1,556
Puerto Rico Electric Power Authority	2	109	51	36	35	55	70	48	47	104	427	155	10	—	—	1,149
Puerto Rico Aqueduct and Sewer Authority	—	34	34	18	18	18	18	18	18	18	191	63	63	63	284	858
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	21	24	19	19	24	24	27	17	18	70	134	89	—	—	486
Puerto Rico Convention Center District Authority	—	19	18	7	7	7	7	7	7	7	53	79	91	—	—	309
Total	2	249	199	153	158	168	176	151	140	198	983	650	613	234	284	4,358

Exposures not subject to the terms of the Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	1	195	208	170	133	149	200	71	91	67	512	475	449	—	—	2,721
Puerto Rico Municipal Finance Authority	—	70	66	57	56	50	44	38	36	20	70	7	—	—	—	514
Puerto Rico Sales Tax Financing Corporation	—	13	13	13	13	13	13	13	13	16	65	95	76	295	—	651
Puerto Rico Public Buildings Authority	—	17	12	34	3	7	13	14	1	9	12	4	6	—	—	132
Government Development Bank for Puerto Rico	0	35	—	—	—	—	—	—	—	—	—	—	—	—	—	35
Puerto Rico Infrastructure Financing Authority	—	1	1	1	3	1	1	1	1	3	3	3	4	15	—	38
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	1	331	300	275	208	220	271	137	142	115	662	585	535	310	—	4,092
Total net debt service for Puerto Rico	$3	$580	$499	$428	$366	$388	$447	$288	$282	$313	$1,645	$1,235	$1,148	$544	$284	$8,450

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2014
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$23,957	78.4%	26.6%	29.5%
AA	2,280	7.5%	41.2%	37.0%
A	438	1.4%	51.2%	51.1%
BBB	1,872	6.1%	40.8%	37.4%
BIG	2,028	6.6%	44.0%	23.5%
Total exposures	$30,575	100.0%	29.8%	30.5%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$14,680	48.0%	31.0%	35.0%	AAA
Synthetic investment grade pooled corporates	9,301	30.4%	21.3%	19.9%	AAA
Market value CDOs of corporates	1,352	4.4%	21.4%	26.5%	AAA
Trust preferred
Banks and insurance	2,352	7.7%	45.3%	40.5%	BBB+
U.S. mortgage and real estate investment trusts	1,444	4.7%	49.7%	39.1%	BB
European mortgage and real estate investment trusts	753	2.5%	36.7%	31.5%	BBB-
Other pooled corporates	693	2.3%	—%	—%	BBB-
Total exposures	$30,575	100.0%	29.8%	30.5%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of September 30, 2014
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$—	$11	$548	$314	$1,372	$2,246
AA	87	87	74	509	161	954	1,873
A	6	0	8	—	0	120	134
BBB	29	—	118	17	31	137	332
BIG	365	137	1,606	1,912	194	1,663	5,877
Total exposures	$488	$224	$1,817	$2,986	$700	$4,247	$10,462

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
U.S. Prime First Lien	$467	27.7%	3.5%	4.9%	15.5%	8
U.S. Closed-End Second Lien	215	10.0%	—%	69.6%	5.1%	9
U.S. HELOC	1,613	15.0%	4.6%	37.7%	3.8%	18
U.S. Alt-A First Lien	2,917	30.3%	5.8%	17.8%	25.4%	42
U.S. Option ARMs	670	31.9%	4.9%	20.7%	25.0%	18
U.S. Subprime First Lien	3,109	29.9%	26.1%	25.8%	33.5%	21

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of September 30, 2014
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$1,928	64.1%	43.0%	4.2%	7.1%	129
AA	—	—%	—%	—%	—%	—
A	7	8.5%	67.6%	2.8%	20.4%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$1,935	63.9%	43.1%	4.2%	7.2%	$130

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$242	52.7%	62.0%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	September 30, 2014	December 31, 2013
U.S. public finance:
General obligation	$2,831	$3,126
Tax backed	2,035	2,209
Infrastructure finance	1,803	1,724
Municipal utilities	1,238	1,360
Transportation	316	320
Healthcare	58	70
Higher education	14	15
Housing	2	17
Other public finance	245	253
Total U.S. public finance	8,542	9,094
Non-U.S. public finance:
Infrastructure finance	1,134	1,236
Other public finance	344	372
Total non-U.S. public finance	1,478	1,608
Total public finance	$10,020	$10,702

U.S. structured finance:
RMBS	$5,877	$7,717
Pooled corporate obligations	1,518	1,722
Insurance securitizations	598	598
Consumer receivables	362	386
Commercial receivables	136	157
Structured credit	69	69
Other structured finance	113	115
Total U.S. structured finance	8,673	10,764
Non-U.S. structured finance:
Pooled corporate obligations	680	767
RMBS	197	224
Commercial receivables	76	81
Total non-U.S. structured finance	953	1,072
Total structured finance	$9,626	$11,836
Total BIG net par outstanding	$19,646	$22,538

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	September 30, 2014	December 31, 2013
Category 1
U.S. public finance	$6,934	$8,205
Non-U.S. public finance	891	1,009
U.S. structured finance	3,724	4,513
Non-U.S. structured finance	792	1,024
Total Category 1	12,341	14,751
Category 2
U.S. public finance	1,188	440
Non-U.S. public finance	587	599
U.S. structured finance	1,938	2,862
Non-U.S. structured finance	161	48
Total Category 2	3,874	3,949
Category 3
U.S. public finance	420	449
Non-U.S. public finance	—	—
U.S. structured finance	3,011	3,389
Non-U.S. structured finance	—	—
Total Category 3	3,431	3,838
BIG Total	$19,646	$22,538

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2014
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,824	BB
Skyway Concession Company LLC	1,162	BB
Puerto Rico Highway and Transportation Authority	1,117	BB-
Puerto Rico Electric Power Authority	772	B-
Puerto Rico Municipal Finance Agency	400	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	338	BB
Detroit (City of) Michigan	303	D
San Joaquin Hills California Transportation	241	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	214	BB
Lackawanna County, Pennsylvania	178	BB-
Puerto Rico Convention Center District Authority	174	BB-
Woonsocket (City of), Rhode Island	144	BB
Guaranteed Student Loan Transaction	143	B
Orlando Tourist Development Tax - Florida	118	B+
Fresno (City of), California	118	BB+
Stockton City, California	117	D
Wayne County, Michigan	109	BB+
Xenia Rural Water District, Iowa	78	B
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	53	BB
Bridgeview Village Illinois General Obligation	50	BB+
Total	$8,102

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$585	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	327	BB-
Valencia Fair	239	BB-
Autovia de la Mancha, S.A.	133	BB-
Alte Liebe I Limited (Wind Farm)	66	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,406
Total	$9,508

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million(1)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Option One 2007-FXD2	$318	$5	$313	CCC	0.0%	24.9%
Deutsche Alt-A Securities Mortgage Loan 2007-2	297	—	297	BB	0.0%	23.7%
MABS 2007-NCW	462	182	280	CCC	10.1%	49.2%
Countrywide HELOC 2006-I	272	—	272	BB	0.0%	2.8%
Private Residential Mortgage Transaction	243	—	243	CCC	11.1%	24.5%
MortgageIT Securities Corp. Mortgage Loan 2007-2	233	—	233	B	0.4%	17.0%
Nomura Asset Accept. Corp. 2007-1	220	1	219	CCC	0.0%	33.9%
Soundview 2007-WMC1	171	—	171	CCC	—%	56.6%
Countrywide Home Equity Loan Trust 2007-D	169	—	169	BB	0.0%	3.0%
Private Residential Mortgage Transaction	165	—	165	CCC	7.1%	25.3%
Countrywide HELOC 2005-D	164	—	164	BB	0.0%	4.0%
Countrywide Home Equity Loan Trust 2005-J	160	—	160	BB	0.0%	3.7%
Countrywide HELOC 2006-F	210	62	148	BB	0.0%	6.2%
New Century 2005-A	140	—	140	CCC	10.4%	25.4%
Countrywide HELOC 2007-B	131	—	131	BB	0.0%	2.8%
Countrywide HELOC 2007-A	144	13	131	BB	0.0%	3.1%
Deutsche Alt-A Securities Mortgage Loan 2007-2	123	—	123	BB	0.0%	23.7%
GMACM 2004-HE3	122	—	122	B	0.0%	0.0%
CSAB 2006-3	107	—	107	CCC	0.0%	43.4%
IndyMac 2007-H1 HELOC	101	—	101	BB	0.0%	2.7%
Deutsche Alt-A Securities Mortgage Loan 2007-2	84	—	84	BB	0.0%	23.7%
Countrywide HELOC 2005-C	76	—	76	B	0.0%	5.6%
Soundview Home Loan Trust 2008-1	71	1	70	CCC	11.6%	28.7%
IMPAC CMB Trust Series 2007-A Class M-1	65	—	65	BB	9.4%	19.3%
AAA Trust 2007-2 Class A-1	139	76	63	BB	5.3%	32.1%
MASTR Asset-Backed Securities Trust 2005-NC2	59	—	59	CCC	—%	24.7%
CSAB 2006-2	65	10	55	CCC	0.0%	38.5%
Terwin Mortgage Trust 2005-16HE	54	—	54	CCC	—%	26.3%
Taylor Bean & Whitaker 2007-2	74	21	53	CCC	0.0%	19.7%
Total U.S. RMBS	$4,639	$371	$4,268

(1) Based on BIG Net Par Outstanding (excluding loss mitigation bonds).

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Orkney Re II, Plc	$423	$—	$423	CCC	N/A
Taberna Preferred Funding III, Ltd.	253	—	253	CCC	22.7%
Taberna Preferred Funding IV, Ltd.	249	—	249	BB-	28.8%
ALESCO Preferred Funding XVI, Ltd.	223	—	223	B+	15.6%
Taberna Preferred Funding II, Ltd.	207	—	207	CCC	22.6%
Ballantyne Re Plc	500	325	175	CC	N/A
ALESCO Preferred Funding XVII, Ltd.	167	—	167	BB	29.7%
Trapeza CDO XI	149	—	149	BB-	39.7%
US Capital Funding IV, LTD	136	—	136	CCC	6.6%
Taberna Preferred Funding VI, Ltd.	134	—	134	B	21.0%
NRG Peaker(1)	102	—	102	BB	N/A
National Collegiate Trust Series 2007-4	69	—	69	CCC	N/A
National Collegiate Trust Series 2006-2	68	—	68	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	—	63	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	59	—	59	CCC	14.5%
Subtotal other	$2,802	$325	$2,477
Subtotal U.S. structured finance	$7,441	$696	$6,745

Non-U.S. structured finance:
Gleneagles Funding Ltd. (1st Issue)	$229	$—	$229	BB	N/A
FHB 8.95% 2016	113	—	113	B+	N/A
Private Pooled Corporate Transaction	81	—	81	BB	N/A
OTP 10% 2012	79	—	79	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	77	—	77	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	67	—	67	BB	N/A
Private Pooled Corporate Transaction	64	—	64	BB	N/A
Private Pooled Corporate Transaction	56	—	56	BB	N/A
Subtotal Non-U.S. structured finance	$766	$—	$766
Total	$8,207	$696	$7,511

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $63 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2014
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$3,787	A
California (State of)	3,166	A-
New York (City of) New York	2,870	AA-
Massachusetts (Commonwealth of)	2,503	AA
Illinois (State of)	2,206	A-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,176	A
New York (State of)	2,161	A+
Chicago (City of) Illinois	2,129	BBB+
Los Angeles, California Unified School District	1,907	AA-
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,824	BB
Houston, Texas Water and Sewer Authority	1,783	AA-
Wisconsin (State of)	1,745	A+
Port Authority of New York and New Jersey	1,655	AA-
Philadelphia (City of) Pennsylvania	1,651	BBB+
New York Metropolitan Transportation Authority	1,643	A
Chicago, Illinois Public Schools	1,607	A-
Washington (State of)	1,520	AA
Chicago-O'Hare International Airport	1,487	A-
Pennsylvania (Commonwealth of)	1,485	AA-
Miami-Dade County Florida School Board	1,420	A-
Illinois Toll Highway Authority	1,406	AA
Atlanta Georgia Water & Sewer System	1,406	A-
New York City Municipal Water Finance Authority	1,387	AA
Massachusetts (Commonwealth of) Water Resources	1,288	AA
Georgia Board of Regents	1,288	A
Arizona (State of)	1,268	A+
Michigan (State of)	1,226	A+
Philadelphia School District, Pennsylvania	1,208	A
Pennsylvania Turnpike Commission	1,182	A-
Skyway Concession Company LLC	1,162	BB
North Texas Tollway Authority	1,128	A
Los Angeles, California Department of Water & Power - Electric Revenue Bonds	1,125	AA-
Puerto Rico Highway and Transportation Authority	1,117	BB-
Long Island Power Authority	1,112	A-
Detroit Michigan Sewer	1,063	BBB
District of Columbia	1,049	AA-
Kentucky (Commonwealth of)	978	A+
Louisiana (State of) Gas and Fuel Tax	971	AA
San Diego County, California Water	963	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	942	AA
California State University System Trustee	920	A+
University of California Board of Regents	882	A+
Metro Washington Airport Authority	882	A+
Detroit Michigan Water Supply System	882	BBB
New Jersey Turnpike Authority	873	A-
San Diego Unified School District, California	859	AA
Orlando-Orange County Expressway Authority, Florida	854	A+
Miami-Dade County, Florida Water & Sewer	847	A+
New York State Thruway Authority	815	A
Connecticut (State of)	774	A+
Total top 50 U.S. public finance exposures	$72,582

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2014
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	28.0%
Synthetic Investment Grade Pooled Corporate CDO	1,175	AAA	12.9%
Stone Tower Credit Funding	789	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	15.3%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	695	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.6%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.7%
Denali CLO VII, LTD.	506	AAA	19.6%
Eastland CLO, LTD	503	AAA	40.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	36.5%
SLM Private Credit Student Trust 2007-A	450	BBB+	18.1%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
Private Other Structured Finance Transaction	400	AA	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.3%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	30.2%
KKR Financial CLO 2007-1	366	AAA	51.8%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	19.5%
Synthetic Investment Grade Pooled Corporate CDO	354	AAA	14.7%
Grayson CLO	345	AAA	32.1%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.8%
Phoenix CLO II	320	AAA	25.8%
Option One 2007-FXD2	313	CCC	0.0%
Cent CDO 15 Limited	307	AAA	18.2%
Private Other Structured Finance Transaction	300	A+	N/A
Symphony Credit Opportunities Fund	299	AAA	26.2%
Deutsche Alt-A Securities Mortgage Loan 2007-2	297	BB	0.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	31.0%
Cent CDO 12 Limited	283	AAA	24.5%
MABS 2007-NCW	280	CCC	10.1%
Countrywide HELOC 2006-I	272	BB	0.0%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Deutsche Alt-A Securities Mortgage Loan 2007-3	266	AAA	0.0%
Centurion CDO 9	265	AAA	26.7%
Kingsland V	263	AAA	26.7%
Muir Grove CLO	260	AAA	26.6%
Taberna Preferred Funding III, Ltd.	253	CCC	22.7%
ALESCO Preferred Funding XIV	250	BBB-	37.5%
Taberna Preferred Funding IV, Ltd.	249	BB-	28.8%
Private Residential Mortgage Transaction	248	AAA	—%
Private Residential Mortgage Transaction	243	CCC	11.1%
Kingsland IV	237	AAA	25.3%
Symphony CLO IV, LTD.	235	AAA	26.7%
MortgageIT Securities Corp. Mortgage Loan 2007-2	233	B	0.4%
CIFC Funding 2007-II	232	AAA	46.7%
Private Other Structured Finance Transaction	231	AAA	N/A
Total top 50 U.S. structured finance exposures	$20,819

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2014
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,373	A+
Thames Water Utility Finance PLC	1,486	A-
Sydney Airport Finance Company	1,285	BBB
Channel Link Enterprises Finance PLC	947	BBB
Southern Gas Networks PLC	937	BBB
Capital Hospitals (Issuer) PLC	808	BBB-
Societe des Autoroutes du Nord et de l'Est de France S.A.	803	BBB+
Southern Water Services Limited	715	A-
International Infrastructure Pool	684	A-
International Infrastructure Pool	684	A-
International Infrastructure Pool	684	A-
Campania Region - Healthcare receivable	683	BBB-
Reliance Rail Finance Pty. Limited	585	BB
Central Nottinghamshire Hospitals PLC	555	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	539	AAA
Synthetic Investment Grade Pooled Corporate CDO	518	AAA
Scotland Gas Networks Plc (A2)	517	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	507	BBB
The Hospital Company (QAH Portsmouth) Limited	490	BBB
Integrated Accomodation Services PLC	480	BBB+
Envestra Limited	474	BBB
A28 Motorway	465	BBB
Octagon Healthcare Funding PLC	428	BBB
Dali Capital PLC-Northumbrian Water (Swap)	427	BBB+
Yorkshire Water Services Finance Plc	406	A-
Total top 25 non-U.S. exposures	$18,480

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2014
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$2,847
Bank Of America, N.A.(2)	2,117
Specialized Loan Servicing, LLC	2,030
Wells Fargo Bank N.A.	1,980
JPMorgan Chase Bank	428
Select Portfolio Servicing, Inc.	384
Carrington Mortgage Services, LLC	115
Doral Bank	83
Nationstar Mortgage LLC	63
Capital One Financial Corporation	62
Total top 10 U.S. residential mortgage servicer exposures	$10,109

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$461	AA-	WA
Methodist Healthcare	425	A+	TN
CHRISTUS Health	356	A+	TX
Children's National Medical Center	341	A-	DC
Catholic Health Initiatives	323	A+	CO
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	309	A-	MD
Catholic Health Partners	301	A+	OH
Dignity Health, California	283	A	CA
Palmetto Health Alliance	280	A-	SC
Total top 10 U.S. healthcare exposures	$3,398

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended September 30, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid at June 30, 2014	Economic Loss Development During 3Q-14(1)	(Paid) Recovered Losses During 3Q-14	Net Expected Loss to be Paid at September 30, 2014
U.S. RMBS
First lien:
Prime first lien	$11	$(1)	$—	$10
Alt-A first lien	301	(18)	(35)	248
Option ARMs	(51)	—	20	(31)
Subprime first lien	341	(11)	(23)	307
Total first lien	602	(30)	(38)	534
Second lien:
Closed-end second lien	(9)	2	2	(5)
HELOC	(117)	(34)	3	(148)
Total second lien	(126)	(32)	5	(153)
Total U.S. RMBS	476	(62)	(33)	381
TruPS	32	(5)	(1)	26
Other structured finance	140	3	3	146
U.S. public finance	339	2	(8)	333
Non-U.S. public finance	52	(1)	—	51
Subtotal	1,039	(63)	(39)	937
Other	(4)	—	—	(4)
Total	$1,035	$(63)	$(39)	$933

Rollforward of Net Expected Loss and LAE to be Paid for the Nine Months Ended September 30, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2013	Economic Loss Development During 2014(1)	(Paid) Recovered Losses During 2014	Net Expected Loss to be Paid at September 30, 2014
U.S. RMBS
First lien:
Prime first lien	$21	$(11)	$—	$10
Alt-A first lien	304	(6)	(50)	248
Option ARMs	(9)	(39)	17	(31)
Subprime first lien	304	(12)	15	307
Total first lien	620	(68)	(18)	534
Second lien:
Closed-end second lien	(11)	2	4	(5)
HELOC	(116)	(65)	33	(148)
Total second lien	(127)	(63)	37	(153)
Total U.S. RMBS	493	(131)	19	381
TruPS	51	(24)	(1)	26
Other structured finance	120	27	(1)	146
U.S. public finance	264	107	(38)	333
Non-U.S. public finance	57	(6)	—	51
Subtotal	985	(27)	(21)	937
Other	(3)	(1)	—	(4)
Total	$982	$(28)	$(21)	$933

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended September 30, 2014

	Future Net R&W Benefit at June 30, 2014	R&W Economic Loss Development During 3Q-14	R&W (Recovered) During 3Q-14	Future Net R&W Benefit at September 30, 2014
Financial guaranty insurance:
Prime first lien	$3	$1	$(1)	$3
Alt-A first lien	104	1	(1)	104
Option ARMs	136	3	(61)	78
Subprime first lien	99	5	(7)	97
Closed-end second lien	93	(1)	(3)	89
HELOC	49	59	—	108
Subtotal	484	68	(73)	479

Credit derivatives:
Alt-A first lien	159	18	(78)	99
Option ARMs	8	7	(15)	—
Subtotal	167	25	(93)	99

Total	$651	$93	$(166)	$578

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Nine Months Ended September 30, 2014

	Future Net R&W Benefit at December 31, 2013	R&W Economic Loss Development During 2014	R&W (Recovered) During 2014	Future Net R&W Benefit at September 30, 2014
Financial guaranty insurance:
Prime first lien	$4	$—	$(1)	$3
Alt-A first lien	100	8	(4)	104
Option ARMs	167	21	(110)	78
Subprime first lien	118	34	(55)	97
Closed-end second lien	98	(4)	(5)	89
HELOC	45	80	(17)	108
Subtotal	532	139	(192)	479

Credit derivatives:
Alt-A first lien	174	12	(87)	99
Option ARMs	6	9	(15)	—
Subtotal	180	21	(102)	99

Total	$712	$160	$(294)	$578

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013
Financial guaranty insurance:
Prime first lien	1	1	$34	$38
Alt-A first lien	17	13	896	838
Option ARMs	8	8	184	346
Subprime first lien	4	5	651	998
Closed-end second lien	4	4	143	158
HELOC	1	4	14	320
Subtotal	35	35	1,922	2,698

Credit derivatives:
Alt-A first lien	4	6	862	2,018
Option ARMs	—	1	—	295
Subtotal	4	7	862	2,313

Total	39	42	$2,784	$5,011

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of September 30, 2014
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	3Q-14 Losses Incurred	2014 Losses Incurred	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$365	$(1)	$(11)	$0
Alt-A first lien	1,912	(10)	6	72
Option ARMs	194	5	(27)	28
Subprime first lien	1,663	(5)	0	83
Total first lien	4,134	(11)	(32)	183
Second lien:
Closed-end second lien	137	1	(2)	38
HELOC	1,606	(45)	(55)	121
Total second lien	1,743	(44)	(57)	159
Total U.S. RMBS	5,877	(55)	(89)	342
TruPS	1,518	(3)	(17)	0
Other structured finance	2,231	5	25	24
U.S. public finance	8,542	3	112	71
Non-U.S. public finance	1,478	(1)	(3)	17
Subtotal	19,646	(51)	28	454
Other	—	0	(1)	—
Subtotal	19,646	(51)	27	454
Effect of consolidating FG VIEs	—	(15)	(21)	(88)
Total	$19,646	$(66)	$6	$366

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2014		Year Ended December 31,
			2013		2012	2011	2010
GAAP Summary Income Statement Data
Net earned premiums	$412		$752		$853	$920	$1,187
Net investment income	301		393		404	396	361
Realized gains and other settlements on credit derivatives	20		(42)		(108)	6	153
Total expenses	298		466		822	776	776
Income (loss) before income taxes	775		1,142		132	1,029	534
Net income (loss) attributable to Assured Guaranty Ltd.	556		808		110	773	484
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	3.13		4.30		0.57	4.16	2.56

GAAP Summary Balance Sheet Data
Total investments and cash	$11,531		$10,969		$11,223	$11,314	$10,849
Total assets	15,369		16,287		17,242	17,709	19,370
Unearned premium reserve	4,263		4,595		5,207	5,963	6,973
Loss and LAE reserve	760		592		601	679	574
Long-term debt	1,303		816		836	1,038	1,053
Shareholders’ equity attributable to Assured Guaranty Ltd.	5,354		5,115		4,994	4,652	3,670
Book value attributable to Assured Guaranty Ltd. per share	32.53		28.07		25.74	25.52	19.97

Non-GAAP Financial Measures
Operating income	$410		$609		$535	$601	$655
Operating income per diluted share	2.31		3.25		2.81	3.24	3.46
Operating shareholder's equity	6,032		6,164		5,830	5,201	4,691
Operating shareholder's equity per share	36.65		33.83		30.05	28.54	25.53
Adjusted book value	8,655		9,033		9,151	8,987	8,989
PVP	114		141		210	243	363

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$631,453		$690,535		$780,356	$844,447	$926,698
Gross debt service outstanding (end of period)	672,048		737,380		833,098	934,914	1,029,540
Net par outstanding (end of period)	418,015		459,107		518,772	556,830	616,686
Gross par outstanding (end of period)	443,203		487,895		550,908	613,124	680,803

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$607,168		$663,797		$756,044	$828,327	$904,686
Gross debt service outstanding (end of period)	646,494		709,000		807,420	916,501	1,003,651
Net par outstanding (end of period)	395,665		434,597		496,237	541,882	598,398
Gross par outstanding (end of period)	419,669		461,845		527,126	593,072	659,320

Consolidated qualified statutory capital	6,360		6,136		5,943	5,688	4,915
Consolidated policyholders' surplus and reserves	10,462		10,454		10,288	10,626	10,247

Ratios:
Net par outstanding to qualified statutory capital	62	:1	71	:1	83:1	95:1	122:1
Capital ratio(2)	95	:1	108	:1	127:1	145:1	184:1
Financial resources ratio(2)	50	:1	55	:1	61:1	65:1	72:1

Gross debt service written:
Public finance - U.S.	$13,315		$15,559		$25,252	$26,630	$48,990
Public finance - non-U.S.	233		674		40	208	51
Structured finance - U.S.	473		297		623	1,731	2,962
Structured finance - non-U.S.	387		—		—	—	—
Total gross debt service written	$14,408		$16,530		$25,915	$28,569	$52,003

Net debt service written	$14,408		$16,497		$25,915	$28,569	$52,003
Net par written	8,704		9,331		16,816	16,892	30,759
Gross par written	8,704		9,350		16,816	16,892	30,759
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or selling Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com